UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events

On October 8, 2019, FS Bancorp, Inc. (the “Company”) announced that the Company’s Board of Directors declared a regular quarterly cash dividend of $0.20 per common share, payable on November 15, 2019 to holders of record as of November 1, 2019.  The $0.20 cash dividend represents an increase of 33% from the $0.15 cash dividend paid during first, second and third quarter of 2019.

For more information regarding the quarterly cash dividend, please see to Exhibit 99.1 which is attached to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

    (d)              Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1 Press Release of FS Bancorp, Inc. dated October 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2019	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet
Chief Financial Officer
(Principal Financial and Accounting Officer)